EXECUTION COPY

SIXTH OMNIBUS AMENDMENT

This SIXTH OMNIBUS AMENDMENT, dated as of September 30, 2019 (this "Amendment") is:

(1) THE SEVENTH AMENDMENT to the RECEIVABLES SALE AGREEMENT, between CONSTELLIUM MUSCLE SHOALS LLC (f/k/a WISE ALLOYS LLC), as seller (the "RSA Seller) and CONSTELLIUM MUSCLE SHOALS FUNDING II LLC (f/k/a WISE ALLOYS FUNDING II LLC), as purchaser; and

(2) THE FIFTH AMENDMENT to the AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among CONSTELLIUM MUSCLE SHOALS FUNDING II LLC (f/k/a WISE ALLOYS FUNDING II LLC), as seller (the "RPA Seller"), CONSTELLIUM MUSCLE SHOALS LLC (f/k/a WISE ALLOYS LLC), as servicer (the "Servicer"), HITACHI CAPITAL AMERICA CORP. (together with its successors and permitted assigns, "HCA"), as a purchaser and as the exiting purchaser representative, INTESA SANPAOLO S.P.A., NEW YORK BRANCH (together with its successors and permitted assigns, "Intesa"), as a purchaser and as the successor purchaser representative, DEUTSCHE BANK TRUST COMPANY AMERICAS ("DB"), as a new purchaser (HCA and Intesa, collectively, the "Existing Purchasers"; and DB, together with the Existing Purchasers, collectively, the "Purchasers") and GREENSILL CAPITAL (UK) LIMITED ("GCUK") (as successor to Greensill Capital Inc.), as purchaser agent (the "Purchaser Agent").

RECITALS

WHEREAS, the RSA Seller and the RPA Seller have heretofore entered into the RECEIVABLES SALE AGREEMENT, dated as of March 16, 2016 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the "Receivables Sale Agreement");

WHEREAS, CONSTELLIUM INTERNATIONAL SAS (successor of CONSTELLIUM HOLDCO II B.V.) (the "Parent") has heretofore entered into a PERFORMANCE UNDERTAKING, dated as of March 16, 2016, in favor of the RPA Seller with respect to obligations under the Receivables Sale Agreement (the "First Tier Parent Guarantee");

WHEREAS, the RPA Seller, the Servicer, HCA (in its capacity as purchaser and purchaser representative), Intesa (in its capacity as purchaser) and the Purchaser Agent heretofore entered into the AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"; together with the Receivables Sale Agreement, each an "Agreement" and collectively, the "Agreements");

WHEREAS, the Parent has heretofore entered into an AMENDED AND RESTATED PERFORMANCE UNDERTAKING, dated as of November 22, 2016, in favor of the Purchasers with respect to obligations under the Receivables Purchase Agreement (the "Second Tier Parent Guarantee," and together with the First Tier Parent Guarantee, the "Guarantees");

WHEREAS, the RSA Seller, the RPA Seller, the Servicer, the Parent, the Existing Purchasers and the Purchaser Agent, have, on or prior to the date hereof, entered into a joinder agreement (the "DB Joinder Agreement") with DB, pursuant to which DB has become a party to the Receivables Purchase Agreement as a "Purchaser" thereunder; and

WHEREAS, the parties hereto seek to modify each of the Agreements upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Agreements, as applicable.

SECTION 2. Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as follows:

2.1 Section 7(f) of the Receivables Sale Agreement is hereby amended by deleting "paragraph (f)" and replacing it with "Section 7".

2.2 The schedule listing each Applicable Credit Spread on Schedule 3 to the Receivables Sale Agreement is hereby amended and restated as follows:

	Anheuser-Busch InBev SA/NV, Long Term Rating		**Applicable Credit Spread**
	S&P	**Moody's**	
>=	A-	A3	1.65%
<=	BBB+	Baa1	1.65%

2.3 Clause (iv) of the definition of "Eligible Receivable" set forth in Exhibit A of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

"(iv) that by its terms has an Invoice Due Date that is no more than 180 days from the original invoice date and such Invoice Due Date has not occurred,"

2.4 The definition of "Facility Amount" set forth in Exhibit A of the Receivables Sale Agreement is hereby amended by deleting the amount "USD 375,000,000" where it appears therein and substituting the amount "USD 300,000,000" therefor.

2.5 The definition of "LIBOR" set forth in Exhibit A of the Receivables Sale Agreement is hereby amended and restated in its entirety as follows:

"LIBOR": With respect to any purchase of Receivables on any Purchase Date, the offered rate for deposits in U.S. dollars in the London interbank market for a period

determined by the Purchaser, by reference to ICE Benchmark Administration Limited ("ICE") (or the generally accepted industry successor thereto) appearing at Reuters Reference LIBOR01 page (or on any successor thereto or substitute therefor), as of 11:00 a.m. (London time) day that the Purchase Price is paid pursuant hereto; provided, however, that if such a rate (x) ceases to be available on such Reuters Reference LIBOR01 page (or on any generally accepted industry successor thereto or substitute therefor) or (y) is otherwise replaced, withdrawn or ceases to be available in the financial markets generally, then, in either such case, "LIBOR", on any such date of determination, shall be a rate per annum, for the relevant period, as may be reasonably determined (based on commercially reasonable standards for such determinations at such time) by the Purchaser, and reasonably agreed to, on any such date, by the Seller; provided, further, however, if any such determined rate at any such time is less than 0.0%, then "LIBOR" for purposes hereof in connection with such determination, at such time, shall be deemed to be 0.0%.

2.6 Clause (iii) of the definition of "Purchase Termination Date" set forth in Exhibit A of the Receivables Sale Agreement is hereby amended by replacing the date "January 24, 2020" with the date "September 30, 2021" therein.

SECTION 3. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

3.1 For purposes of the definition of "Commitment" set forth in Exhibit A to the Receivables Purchase Agreement, solely as it relates to its application to DB as a Purchaser, the "Commitment" for DB as a Purchaser shall mean the commitment amount for DB set forth on its signature page to this Amendment.

3.2 Section 2(e) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(e) Commitment Fee and Purchaser Account Information. The Seller shall pay to each Purchaser, a commitment fee (the "Commitment Fee") on the last business day of each calendar quarter (commencing with the calendar quarter ending on September 30, 2019) and on the Purchase Termination Date, in an amount equal to: (i) with respect to the Commitment Fee due on September 30, 2019 to Intesa and HCA, the Commitment Fee as accrued for the benefit of Intesa and HCA, respectively, for the period from July 1, 2019 through September 29, 2019; and (ii) with respect to all Commitment Fees to be paid after September 30, 2019 to each Purchaser, respectively, an amount calculated in arrears on a daily basis at a rate of 0.62% per annum (calculated on a 360-day basis) on the difference between such Purchaser's Commitment and such Purchaser's Outstanding Aggregate Purchase Amount on each such day during such period. The Commitment Fee, and all other payments to be made to the Purchasers pursuant to the terms of this Agreement and the other Transaction Documents, shall be made to the following account maintained in (x) in the case of HCA, in the name of Hitachi Capital America Corp., at Citibank, N.A., with account number 4076-4427, ABA # 021-

000-089 and SWIFT code CITIUS33, (y) in the case of Intesa, in the name of Intesa Sanpaolo S.p.A., New York Branch , at Intesa Sanpaolo S.p.A., New York Branch, with account number 35150840049, ABA # 026005319, SWIFT code BCITUS33XXX and (z) in the case of DB, in the name of Deutsche Bank Trust Company Americas, at Deutsche Bank Trust Company Americas, with account number 99401268, ABA # 021001033 and SWIFT code BKTRUS33, or, in any such case, such other accounts designated by any such Purchaser from time to time.

3.3 Section 3(a)(i)(F) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

"(F) neither Originator nor any Account Debtor is in default in the performance of any of the provisions of the documentation applicable to its transactions included within any Proposed Receivables, including any of the Contracts relating to such Proposed Receivables,"

3.4 Section 16 of the Receivables Purchase Agreement is hereby amended, by adding to the end thereof, the following new paragraph (g):

"(g) Additional Purchasers may be added, from time to time, after the date hereof as "Purchaser" hereunder, with the prior written consent of the Seller and the Purchaser Representative, pursuant to a joinder agreement, assumption agreement or similar agreement, in each case, in form and substance reasonably acceptable to the Seller and the Purchaser Representative. In the case of any proposed new Purchaser to be added to this Agreement pursuant to this paragraph (g), the Seller shall notify the Purchaser Agent of such proposed new Purchaser promptly upon identification and, in any event, prior to the time such entity becomes a Purchaser hereunder. In connection with the addition of any proposed new Purchaser consented to by each of the Seller and the Purchaser Representative, the Purchaser Agent may, in its sole discretion, elect to resign as Purchaser Agent for the benefit of any or all of the Purchasers or for any other or all purposes hereunder, by its delivery of written notice of such resignation to the Seller and the Purchaser Representative. Upon delivery of any such notice, the Purchaser Agent shall, thereafter, no longer have any obligation or liability or be a party as the Purchaser Agent hereto or to any other Transaction Document for any purpose (but shall retain all rights to receive any fees, expenses, indemnity payments or any other amounts, accrued and/or payable to it hereunder or under any Transaction Document and to the extent provided for hereunder and/or under any such Transaction Documents."

3.5 The reference to "Hitachi Commitment: $200,000,000.00" on page S-2 of the Receivables Purchase Agreement is hereby deleted.

3.6 The reference to "Intesa Commitment: $175,000,000.00" on page S-3 of the Receivables Purchase Agreement is hereby deleted and replaced with "Intesa Commitment: $200,000,000.00".

3.7 The schedule listing each Applicable Credit Spread on Schedule 3 to the Receivables Purchase Agreement is hereby amended and restated as follows:

	Anheuser-Busch InBev SA/NV, Long Term Rating		**Applicable Credit Spread**
	S&P	**Moody's**	
>=	A-	A3	1.65%
<=	BBB+	Baa1	1.65%

3.8 Clause (iv) of the definition of "Eligible Receivable" set forth in Exhibit A of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

"(iv) that by its terms has an Invoice Due Date that is no more than 180 days from the original invoice date and such Invoice Due Date has not occurred,"

3.9 The definition of "LIBOR" set forth in Exhibit A of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

"LIBOR": With respect to any Purchaser and any purchase of Receivables on any Purchase Date, the offered rate for deposits in U.S. dollars in the London interbank market for a period determined by such Purchaser, by reference to ICE Benchmark Administration Limited ("ICE") (or the generally accepted industry successor thereto) appearing at Reuters Reference LIBOR01 page (or on any successor thereto or substitute therefor), as of 11:00 a.m. (London time) day that the Purchase Price is paid pursuant hereto; provided, however, that if such a rate (x) ceases to be available on such Reuters Reference LIBOR01 page (or on any generally accepted industry successor thereto or substitute therefor) or (y) is otherwise replaced, withdrawn or ceases to be available in the financial markets generally, then, in either such case, "LIBOR", on any such date of determination, shall be a rate per annum, for the relevant period, as may be reasonably determined (based on commercially reasonable standards for such determinations at such time) by the applicable Purchaser, and reasonably agreed to, on any such date, by the Seller; provided, further, however, if any such determined rate at any such time is less than 0.0%, then "LIBOR" for purposes hereof in connection with such determination, at such time, shall be deemed to be 0.0%.

3.10 Clause (iii) of the definition of "Purchase Termination Date" set forth in Exhibit A of the Receivables Purchase Agreement is hereby amended by replacing the date "January 24, 2020" with the date "September 30, 2021" therein.

3.11 The definition of "Ultimate Parent" set forth in Exhibit A of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

"Ultimate Parent": Constellium SE, a Dutch company, together with its successors and assigns.

SECTION 4. Consent. The Parent hereby (a) consents to the RSA Seller and the RPA Seller entering into this Amendment (including, without limitation, the addition of DB as a new Purchaser under the Receivables Purchase Agreement), (b) confirms and restates its obligations under the First Tier Parent Guarantee and the Second Tier Parent Guarantee with respect to (i) the effectiveness of the Receivables Sale Agreement and the Receivables Purchase Agreement, respectively, each of which may be amended from time to time; and (ii) the effectiveness of this Amendment and after giving effect thereto and (c) agrees that DB is now a beneficiary of the First Tier Parent Guarantee and the Second Tier Parent Guarantee. The Parent further confirms and agrees that the First Tier Parent Guarantee and the Second Tier Parent Guarantee have not been annulled, revoked, rescinded or terminated prior to the date hereof.

SECTION 5. Parent Rating. If the Ultimate Parent's credit rating is downgraded below "B" by Standard & Poor's and below "B2" by Moody's, then the Purchasers have the right to renegotiate or revise the Purchase Price calculation (giving due consideration to the then current dilution rates) in a manner that is reasonably satisfactory to the parties and pursuant to amendments or similar documents in form and substance reasonably acceptable to the Seller and the applicable Purchasers.

SECTION 6.Condition to Effectiveness. This Amendment shall become effective on the date on which all of the following conditions have been satisfied:

6.1 each of the parties hereto shall have received counterparts of this Amendment executed by each of the other parties hereto (including facsimile or e-mail signature pages); and

6.2 the representations and warranties contained in each of the Agreements and in this Amendment shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

SECTION 7. Representations and Warranties. Each of the RSA Seller, RPA Seller and the Parent, on and as of the date hereof, make the following representations and warranties:

7.1 Authority. Each such party has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Agreements (as amended hereby) and the Guarantees, as the case may be. The execution and delivery and performance by such party of this Amendment and the performance of the Agreements (as amended hereby) and the Guarantees, as the case may be, have been duly approved by all necessary corporate action, and no other corporate proceedings are necessary to consummate such transactions;

7.2 Enforceability. This Amendment has been duly executed and delivered by each such party. Each of the Agreements (as amended hereby) and the Guarantees, as the case may be, is a legal, valid and binding obligation enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and to general principles of equity, and is in full force and effect;

7.3 Representations, Warranties and Covenants. Each such party's representations, warranties and covenants contained in the Agreements and the Guarantees, as the case may be (other than any such representations or warranties that, by their terms, are specifically made as of

a date other than the date hereof), are correct on and as of the date hereof as though made on and as of the date hereof; and

7.4 No Termination Event. No Termination Event has occurred and is continuing.

SECTION 8. Effect of Amendment; Miscellaneous.

8.1 Upon the effectiveness of this Amendment, (i) all references in the Receivables Sale Agreement or in any other Transaction Document to "the Receivables Sale Agreement," "this Agreement," "hereof," "herein" or words of similar effect, in each case referring to the Receivables Sale Agreement, shall be deemed to be references to the Receivables Sale Agreement as amended by this Amendment and (ii) all references in the Receivables Purchase Agreement or in any other Transaction Document to "the Receivables Purchase Agreement," "this Agreement," "hereof," "herein" or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment.

8.2 Except as specifically amended hereby, the Agreements and all other Transaction Documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchaser or any of its assignees under the Agreements or any other Transaction Document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

8.4 Notwithstanding anything in the Receivables Purchase Agreement to the contrary, HCA shall continue to have the right to receive the Commitment Fee payable to it through the date hereof, as described in Section 3.2 of this Amendment, above, and in amount equal to $500,000. HCA hereby waives its right to receive any further Commitment Fees under the Receivables Purchase Agreement accruing any time after September 30, 2019. Notwithstanding the foregoing, HCA agrees that the Seller shall net from such $500,000 Commitment Fee payable to HCA, an amount equal to the $35,000 fees and expenses payable by HCA to the Purchaser Agent, as described in Section 8.6, below, and Seller shall pay such amount directly to the Purchaser Agent's counsel, so that the net amount payable to HCA in respect of such Commitment Fees shall be $465,000. HCA's and Intesa's Commitment Fees, for the currently ending calendar quarter, shall be payable by the Seller to HCA on or prior to September 30, 2019.

8.5 On or prior to the date that is 105 days or less from the date of this Amendment, the Wells Fargo Bank, National Association, shall have acknowledged and consented to the replacement of HCA with Intesa as Purchaser Representative and/or control party with respect to the Collection Account, with Intesa in such new capacity, and in a form and in substance reasonably acceptable to the Purchaser Agent and Intesa.

8.6 All reasonable costs and expenses of the Purchaser Agent related to the preparation, negotiation and delivery of this Amendment shall be for the account of and promptly paid by (a) first, HCA in the case of all such fees and expenses up to an amount equal to $35,000 (which amount shall be paid from the amount netted from the HCA Commitment Fee described in

Section 8.4, above), and (b) second, the Seller, in the case of all other such fees and expenses in excess of the amounts previously paid by HCA in accordance with this Section 8.6, above.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 10. Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction.

SECTION 11. Transaction Document. This Amendment shall be a Transaction Document under each of the Agreements.

SECTION 12. Section Headings. The various headings of the Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreements or any provision hereof or thereof.

SECTION 13. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment.

SECTION 14. Exiting Purchaser and Purchaser Representative; New Purchaser Representative; New Purchaser. (a) By signing below, each of the parties hereto, hereby agrees (and, to the extent applicable, hereby waives any requirement for the Seller to provide HCA or any other party with the 30 days' notice of partial termination described in the second proviso to Section 2(b) of the Receivables Purchase Agreement), that from and after the effective date of this Amendment, HCA, as Purchaser Representative, as a Purchaser and in its own capacity, shall cease to be a party to the Agreements in its capacity as Purchaser Representative, Purchaser or in its own capacity thereunder and shall have no further rights or obligations under the Agreements (other than any rights or obligation solely in its capacity as a Purchaser (and not as Purchaser Representative) that specifically survive termination of the Agreements and/or rights with respect to its right relating to Purchased Receivables acquired by it prior to the date hereof and which will remain outstanding (if any) after the date hereof). HCA acknowledges and agrees that it shall remain liable to the Seller and Servicer for any action or omission taken by HCA as Purchaser Representative or Purchaser prior to the date of this Amendment and that the entering into of this Amendment shall not constitute any form of waiver by the Seller or the Servicer of its rights against HCA for such actions or omissions. In addition, HCA hereby assigns all of its rights (from and after to the date hereof, but not any obligations or any actions by HCA prior to the date hereof), as Purchaser Representative under the Agreements and each of the other Transactions Documents (including, without limitation, any of its rights in such capacity or otherwise on behalf of the Purchasers under the Intercreditor Agreement, the Collection Account Agreement and under the Guarantees), to Intesa, in such capacity. HCA further agrees to and authorizes the filing and/or

assignments of any UCC financing statements necessary to further give effect to the transfers and assignments contemplated by this Section 14 and otherwise in this Amendment.

(b) Each of the parties hereto hereby further agrees that Intesa shall, commencing from and after the date hereof, be and become the Purchaser Representative for all purposes under the Agreements and any reference to "Purchaser Representative" for purposes of any right of such party under the Agreements and the other Transaction Documents (including, without limitation, the Collection Account Agreement and Intercreditor Agreement), shall be a reference to Intesa in such capacity; it being understood that in no event shall Intesa be or be deemed to be the Purchaser Representative under the Agreements or the other Transaction Documents prior to the date hereof and, for avoidance of doubt, in no event shall Intesa have any obligation for any action or omission by HCA in HCA's capacity as the Purchaser Representative prior to the date hereof or HCA in its capacity as a Purchaser under the Agreements or the other Transaction Documents. HCA hereby agrees that it shall exercise commercially reasonable efforts, at its expense, to cooperate and assist the Seller, the Servicer, Intesa and each of the other parties hereto, to transition the role of Purchaser Representative from HCA to Intesa and will take all action and execute and/or authorize the filing of all documents, instruments and/or notices reasonably requested by the parties hereto and/or necessary to effect such transition of the role of the Purchaser Representative (including, without limitation, in connection with the Collection Account Agreement, Intercreditor Agreement, or otherwise).

(c) Each of the parties hereto consents to the foregoing joinder of DB as a party to the Receivables Purchase Agreement in the capacity of a Purchaser and pursuant to the terms of the DB Joinder Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CONSTELLIUM MUSCLE SHOALS LLC,
as the RSA Seller and the Servicer

By: ______________________
Name: Rina Teran
Title: Vice President and Secretary

CONSTELLIUM MUSCLE SHOALS FUNDING II LLC, as the RPA Seller

By: ______________________
Name: Rina Teran
Title: Vice President and Secretary

HITACHI CAPITAL AMERICA CORP.,
as exiting Purchaser, as exiting Purchaser Representative and as former beneficiary under the Guarantees

By: ______________________
Name: James M. Giaimo
Title: Chief Credit Officer
Commercial Finance

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Purchaser and as successor Purchaser Representative

By: [signature]
Name: ALESSANDRO TOIGO
Title: REGIONAL BUSINESS MANAGER

By: [signature]
Name: ANTONIO DI MAGGIO
Title: FVP

GREENSILL CAPITAL (UK) LTD.,
as the Purchaser Agent

By: ______________________
Name: Jonathan Lane
Title: General Counsel

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as a new Purchaser

By: ____________________
Name: PRASHANT MEHRA
Title: DIRECTOR

By: ____________________
Name: Kay Inayama
Title: Vice President

DB Commitment: $100,000,000.00

ACKNOWLEDGED AND AGREED:

CONSTELLIUM INTERNATIONAL SAS,
as the Parent

By: [signature]
Name: SCHMITT Cornet
Title: General manager